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                                                     EXHIBIT 16



                        [ERNST & YOUNG LLP LETTERHEAD]


November 25, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentleman:

We have read Item 4 of Form 8-K dated November 25, 1998, of Broadway Financial Corporation and are in agreement with the statements contained in the first paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                      Very truly yours,


                                      /s/ Ernst & Young LLP